Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-255060) pertaining to the 2014 Equity Incentive Plan and 2021 Incentive Award Plan of Frontier Group Holdings, Inc. of our report dated February 23, 2022, with respect to the consolidated financial statements of Frontier Group Holdings, Inc. incorporated by reference in this Annual Report (Form 10-K) for the year ended December 31, 2021.

/s/ Ernst & Young LLP

Denver, Colorado

February 23, 2022